Exhibit 4.1

EXECUTION VERSION

American Airlines Group Inc.

American Airlines, Inc.

THIRD SUPPLEMENTAL INDENTURE

Dated as of December 30, 2015

Wilmington Trust, National Association

Trustee

Third Supplemental Indenture, dated as of December 30, 2015 (this “Third Supplemental Indenture”), among American Airlines Group Inc., a Delaware corporation (“AAG”), as successor in interest to US Airways Group, Inc., a Delaware corporation (the “Company”), American Airlines, Inc., a Delaware corporation (“AA”), as successor in interest to US Airways, Inc., a Delaware corporation (“US Airways”), and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”), to the indenture, dated as of May 24, 2013 (the “Base Indenture”), between the Company and the Trustee, as supplemented by the first supplemental indenture, dated as of May 24, 2013, among the Company, US Airways, as guarantor, and the Trustee (the “First Supplemental Indenture”), and the second supplemental indenture, dated as of December 9, 2013, among the Company, US Airways, AAG and AA, as guarantors (the “Guarantors”) and the Trustee (the “Second Supplemental Indenture”) (the Base Indenture, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, is herein referred to as the “Indenture”).

WHEREAS, the Company has heretofore executed and delivered the Base Indenture to provide for, among other things, the issuance from time to time of the Company’s debt securities in one or more series as might be authorized under the Base Indenture;

WHEREAS, the Company and US Airways have heretofore executed and delivered the First Supplemental Indenture, pursuant to which the Company issued its 6.125% Senior Notes due 2018 (the “Notes”) in an aggregate principal amount of $500,000,000;

WHEREAS, the Company and the Guarantors have heretofore executed and delivered the Second Supplemental Indenture, pursuant to which each of AAG and AA agreed to become a “Guarantor” under the Indenture and to fully and unconditionally guarantee the Notes on the terms and subject to the conditions set forth in Section 7 of such First Supplemental Indenture;

WHEREAS, AAG has heretofore executed and filed with the Secretary of State of the State of Delaware a Certificate of Ownership and Merger, providing for the merger, effective as of the date hereof, of the Company with and into AAG, with AAG continuing as the surviving corporation, pursuant to Section 253 of the Delaware General Corporation Law;

WHEREAS, AA and US Airways have heretofore entered into an Agreement and Plan of Merger, dated as of December 28, 2015, and AA has executed and filed with the Secretary of State of the State of Delaware a Certificate of Merger, providing for the merger, effective as of the date hereof, of US Airways with and into AA, with AA continuing as the surviving corporation;

WHEREAS, Section 4.5 of the First Supplemental Indenture provides that the Company and/or any Guarantor may merge into any Person; provided that, among other things, the surviving Person expressly assumes by a supplemental indenture all of the obligations (a) of the Company under the Notes and the Indenture (in the case of a merger involving the Company), or (b) of such Guarantor under the applicable Note Guarantee (in the case of a merger involving any Guarantor);

WHEREAS, pursuant to Section 3.12(a) of the First Supplemental Indenture, the Company (including any successor thereto), the Guarantors and the Trustee may, without notice to or the consent of any Holders of the Notes, enter into supplemental indentures to the Indenture to, among other things, (i) evidence the succession of another Person to the Company or any Guarantor pursuant to Section 4.5 of the First Supplemental Indenture and the assumption by such successor of the covenants, agreements and obligations of the Company or such Guarantor under the Indenture and with respect to the Notes, or (ii) make any change that does not adversely affect the rights of any Holder of the Notes;

WHEREAS, in connection with the execution and delivery of this Third Supplemental Indenture, the Trustee has received an Officer’s Certificate and an Opinion of Counsel as contemplated by Section 10.4 of the Base Indenture and Section 4.5 of the First Supplemental Indenture; and

WHEREAS, AAG and AA have requested that the Trustee execute and deliver this Third Supplemental Indenture and have satisfied all requirements necessary to make this Third Supplemental Indenture a valid instrument in accordance with its terms.

WITNESSETH:

NOW THEREFORE, each party agrees, for the benefit of the other parties and for the equal and ratable benefit of the Holders of Notes, as follows:

Section 1. Definitions in this Third Supplemental Indenture. Unless otherwise specified herein or the context otherwise requires:

(a) a term defined in the Indenture has the same meaning when used in this Third Supplemental Indenture unless the definition of such term is amended or supplemented pursuant to this Third Supplemental Indenture;

(b) the terms defined in this Third Supplemental Indenture include the plural as well as the singular;

(c) unless otherwise stated, a reference to a Section is to a Section of this Third Supplemental Indenture; and

(d) Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2. Assumption of Obligations and Agreements to be Bound.

2.1 Assumption by AAG. AAG hereby expressly assumes all of the obligations of the Company under the Notes and the Indenture. AAG and the Trustee acknowledge and agree that, in accordance with Section 4.5 of the First Supplemental Indenture, AAG hereby succeeds to and shall be substituted for, and shall be bound by, every covenant, agreement and obligation of the Company under the Indenture and with respect to the Notes, and shall be entitled to exercise every right and power of the Company under the Indenture, with the same effect as if AAG had been named as the Company therein.

2.2 Assumption by AA. AA hereby expressly assumes all of the obligations of US Airways under US Airways’s Note Guarantee. AA and the Trustee acknowledge and agree that, in accordance with Section 4.5 of the First Supplemental Indenture, AA hereby succeeds to and shall be substituted for, and shall be bound by, every covenant, agreement and obligation of US Airways under the Indenture with respect to the Notes, and shall be entitled to exercise every right and power of US Airways under the Indenture.

Section 3. Miscellaneous.

3.1 Notices. From and after the date of this Third Supplemental Indenture, any notice or other communication by the Trustee or any Holder to the Company and/or any Guarantor under the Indenture and/or the Notes shall be duly given only if given to the following address (and otherwise in accordance with Section 10.2 of the Base Indenture):

American Airlines Group Inc.

4333 Amon Carter Boulevard

Mail Drop 5662

Fort Worth, Texas 76155

Attention: Treasurer

with a copy to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California

Attention: Anthony J. Richmond

Telephone: (650) 328-4600

and:

Latham & Watkins LLP

885 Third Avenue

New York, New York

Attention: Gregory P. Rodgers

Telephone: (212) 906-2918

3.2 Ratification of Indenture. The Indenture, as supplemented by this Third Supplemental Indenture, is in all respects ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. In the event of a conflict between any term or provision of the Indenture and any term or provision of this Third Supplemental Indenture, the terms and provisions of this Third Supplemental Indenture shall control.

3.3 Parties. Nothing in this Third Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Third Supplemental Indenture or any provision herein or therein contained.

3.4 Trustee Not Responsible for Recitals. The recitals herein contained are made by AAG and AA and not by the Trustee, and the Trustee does not assume any responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Third Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

3.5 Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS THIRD SUPPLEMENTAL INDENTURE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

3.6 Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of them together shall represent the same agreement. Delivery of an executed counterpart of a signature page of this Third Supplemental Indenture by facsimile or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.

AMERICAN AIRLINES GROUP INC.

By:	/s/ Thomas T. Weir
Name:	Thomas T. Weir
Title:	Vice President and Treasurer

AMERICAN AIRLINES, INC.

By:	/s/ Thomas T. Weir
Name:	Thomas T. Weir
Title:	Vice President and Treasurer

[USAG 6.125% Senior Notes due 2018 - Third Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joseph P. O’Donnell
Name:	Joseph P. O’Donnell
Title:	Vice President

[USAG 6.125% Senior Notes due 2018 - Third Supplemental Indenture]